Exhibit 10.1

AMENDED AND RESTATED LOAN PURCHASE AND SALE AGREEMENT

This AMENDED AND LOAN PURCHASE AND SALE AGREEMENT (the “Agreement”) dated as of April 23, 2021 (“Effective Date”) is by and between STADCO NEW ACQUISITION, LLC, a Delaware limited liability company (“Purchaser”) and SUNFLOWER BANK, N.A. (“Seller”), and agreed to by STADCO, a California corporation (“Borrower”), STADCO ACQUISITION, LLC, a California limited liability company (“Stadco Acquisition”) and STADCO MEXICO, INC., Delaware corporation (collectively, with Stadco Acquisition, the “Guarantors”).

W I T N E S S E T H :

WHEREAS, Purchaser and Borrower are parties to that certain stock purchase agreement pursuant to which Purchaser is buying all of the equity interests of Borrower (as amended from time to time, the “Stock Purchase Agreement”);

WHEREAS, Seller is the owner of the indebtedness obligations of Borrower as set forth in Schedule 1 (the “Loans”) which are secured by the security documents as more particularly described in such corresponding section set forth in Schedule I (collectively, the “Collateral”) and guaranteed by the Guarantors;

WHEREAS, Seller and Purchaser have entered into a Loan Purchase and Sale Agreement dated as of January 26, 2021, regarding purchase of the Loans by Purchaser (the “Original Agreement”);

WHEREAS, Seller and Purchaser desire to amend and restate the Original Agreement to provide adequate time to permit Borrower to expend and apply for forgiveness of the PPP Loan (as defined below);

WHEREAS, the Original Agreement is amended and restated in its entirety by this Agreement, and this Agreement, the exhibits and schedules attached hereto, will govern the present relationship among the Purchaser, Seller, the Borrower and the Guarantors; and

WHEREAS, in accordance with the terms and conditions set forth herein, Purchaser agrees to purchase from Seller and Seller agrees to sell to Purchaser, the Loans and Loan Documents; and

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1	Purchase and Sale.

1.1	Loan Documents. Subject to the satisfaction of the conditions set forth in this Agreement, Purchaser hereby agrees to purchase from Seller and Seller hereby agrees to sell, assign and transfer to Purchaser all of Seller’s rights, title and interests in and to the Loans, the Collateral and the loan documents listed on Schedule I (“Loan Documents”). For the avoidance of doubt, the Loan Documents do not include that certain Paycheck Protection Program loan (the “PPP Loan”) by and between Borrower and Seller, in the original principal amount of $1,570,295 dated as of February 18, 2021.

Purchase Price. All of Borrower’s obligations outstanding under the Loan Documents (including all accrued interest (other than interest accruing at the default rate) but excluding any late fees) minus $1,800,000; provided, that the foregoing purchase price shall be increased by $100,000 on the first day of each calendar month following the date hereof until the Closing Date.

1.2	Closing. Closing to take place within fifteen (15) business days after notice by Seller that Borrower and Seller have filed for forgiveness of the PPP Loan with the U.S. Small Business Administration (“SBA”). As of the date of this Agreement, the Closing Date is anticipated to be on or about June 15, 2021, with a grace period of up to fifteen (15) days if required by the parties hereto to consummate the transactions described herein. If the SBA should reject the filing for forgiveness as incomplete or otherwise defective prior to Closing, Closing shall be postponed until the filing is rectified.

1.3	Deposit. Upon execution of this Agreement, Purchaser shall pay to Seller a fully-earned non-refundable deposit of fifty thousand dollars ($50,000), which deposit shall be applied to the Purchase Price upon Closing. In the event that the Closing Date does not occur Seller shall retain the Deposit and may apply such amounts to the Loan balance in its sole discretion.

2	Conditions to Closing.

2.1	At least three (3) Business Days prior to the Closing Date (as defined below and as advised by Purchaser pursuant to Notice given hereunder), Seller shall deliver to Purchaser a letter executed by an officer of Seller certifying the then outstanding amounts owing by Borrower under the Loan Documents and wire instructions.

2.2	Contemporaneously with the closing under the Stock Purchase Agreement, and conditioned on same, Purchaser shall pay the Purchase Price to Seller in immediately available funds (such date, the “Closing Date”).

2.3	Upon receipt of the Purchase Price from Purchaser, Seller shall deliver the Loan Documents set forth on Schedule I and Seller’s Closing Documents set forth on Schedule II attached hereto within two (2) business days of such receipt.

2.4	On the Closing Date, Borrower shall deposit into a blocked bank account with Seller an amount sufficient to repay the PPP Loan in full, such amounts shall be held in escrow by Seller and subject to the terms and conditions described in the applicable escrow agreement. To the extent and at the time the PPP Loan is forgiven, the escrowed funds shall be released to Purchaser. To the extent the PPP Loan is not forgiven, an amount of the escrow equal to the amount not forgiven with interest shall be released to the Seller, with the remainder of the escrow released to the Purchaser. Such actions will occur upon final determination by the SBA with respect to forgiveness of the PPP Loan.

2.5	Seller shall cooperate with Purchaser to structure the transaction so that the equity of Stadco will not be deemed to “merge” with the Loan.

3	Assignment of Documents. Upon receipt of the Purchase Price from Purchaser, Seller hereby sells, transfers and assigns to Purchaser the Loans, and the Loan Documents.

“AS IS” “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER, OR NATURE (EXCEPT THE EXPRESS REPRESENTATIONS OR WARRANTIES SET FORTH IN SECTION 5 HEREOF), AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (EXCEPT THE EXPRESS REPRESENTATIONS OR WARRANTIES SET FORTH IN SECTION 5HEREOF), AND WITHOUT RECOURSE, EXPRESS OR IMPLIED, OF ANY KIND, TYPE, CHARACTER OR NATURE, SAVE AND EXCEPT, THE EXPRESS REPRESENTATIONS OR WARRANTIES SET FORTH IN SECTION 5 HEREOF WHICH ARE NOT THEREIN DISCLAIMED.

EACH OF PURCHASER AND SELLER ACKNOWLEDGES THAT (I) THE OTHER PARTY CURRENTLY MAY HAVE, AND LATER MAY COME INTO POSSESSION OF, INFORMATION REGARDING THE LOANS OR THE BORROWER OR THE GUARANTORS THAT IS NOT KNOWN TO IT AND THAT MAY BE MATERIAL TO A DECISION TO ENTER INTO THE TRANSACTION (“EXCLUDED INFORMATION”) AND (II) IT HAS DETERMINED TO ENTER INTO THE TRANSACTION NOTWITHSTANDING ITS LACK OF KNOWLEDGE OF THE EXCLUDED INFORMATION, AND (III) THE OTHER PARTY SHALL HAVE NO LIABILITY TO IT, AND IT HEREBY TO THE EXTENT PERMITTED BY LAW WAIVES AND RELEASES ANY CLAIMS IT MAY HAVE AGAINST THE OTHER PARTY, WITH RESPECT TO THE NONDISCLOSURE OF THE EXCLUDED INFORMATION.

4	Indemnity. Purchaser and Seller hereby agree to indemnify and hold harmless each other and their subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives and attorneys (the “Indemnified Parties”), from and against any and all loss, liability, claim, damage and expense whatsoever (including attorney’s fees, expert’s fees or consultant’s fees ) directly or indirectly arising out of, based upon, resulting from or otherwise relating to (i) any act or omission of the other or any of its affiliates in connection with the Loan Documents, the Loans or otherwise, including, but not limited to any action taken by the other in connection with any Loan Document; (ii) the material inaccuracy of any representations or warranties herein; (iii) the breach of any covenants herein; or (iv) any commissions, finder’s fees or similar fees due or claimed by any broker, agent or salesperson claimed directly against either Seller or Purchaser as a result of an agreement entered into by the other. The foregoing indemnities shall apply to the Indemnified Parties with respect to matters which in part are caused by or arise out of the negligence of Indemnified Parties. However, such indemnity shall not apply to the Indemnified Parties to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of the Indemnified Parties.

5	Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that as of the date hereof, and as of the Closing Date, the following are true and correct:

5.1	Seller is duly organized and existing under the laws of the State of , is solvent and has full power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized.

5.2	This Agreement and Seller’s Closing Documents each constitutes the valid, legal, binding and enforceable obligations of Seller, enforceable against Seller in accordance with its terms regardless of whether such enforcement is sought in a proceeding in equity or at law, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditor’s rights generally, and by principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.3	There is no action, suit, proceeding or investigation pending except as described by Seller in writing to Purchaser or to Seller’s knowledge threatened against Seller which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement.

5.4	No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the consummation by Seller of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

5.5	To the best of Seller’s knowledge, there are no defenses to the validity of the Loans, the full effect of the Loan Documents, or any reason why the Loans or Loan Documents could be declared or determined to be invalid or void.

5.6	Seller is the sole legal, beneficial, equitable, and record owner of the Loans and all of the Loan Documents. Seller has no lien or security in any collateral for the Loans other than as disclosed in the Loan Documents.

5.7	Seller has not sold, assigned, encumbered, hypothecated, pledged, or transferred the Loans or any of the Loan Documents and no person or entity other than Seller has asserted any claim to possession of the Loans, the Loan Documents, or any portion thereof.

5.8	To Seller’s actual knowledge, Seller is not aware (i) that Guarantors have been released from its obligations, as set forth in the Loan Documents, and (ii) of any written notice by Guarantors of any claims against Seller by Guarantors.

5.9	Except as set forth on Schedule 1, to Seller’s actual knowledge, the Loan Documents have not been amended by a written Agreement signed by Seller.

5.10	The representations and warranties made herein by Seller shall survive the delivery of the Loan Documents to Purchaser.

6	Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

6.1	Purchaser has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become Lender under the Credit Agreement.

6.2	Purchaser is sophisticated with respect to decisions to acquire the Loans and either it, or the Person exercising discretion in making its decision to acquire the Loans, is experienced in acquiring assets of such type.

6.3	Purchaser has received a copy of the Loan Documents, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered thereunder, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Loans.

6.4	Purchaser has, independently and without reliance upon Seller and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase the Loans.

6.5	Purchaser agrees that it will, independently and without reliance on Seller and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

7	Inspections. PURCHASER ACKNOWLEDGES AND AGREES HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE LOAN DOCUMENTS AND OTHER DOCUMENTS RELATED THERETO (OR COPIES THEREOF).

8	Intention of the Parties. It is the intention of the parties that Purchaser is purchasing, and Seller is selling, the Loans and not a debt instrument of Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by Seller, and a purchase by Purchaser, of the Loans. Purchaser shall have the right to review the Loans and the related files to determine the characteristics of the Loans which shall affect the federal income tax consequences of owning the Loans and Seller shall cooperate with all reasonable requests made by Purchaser in the course of such review. It is the understanding and intention of the parties that Purchaser is (i) purchasing the Loans from Seller, and (ii) not originating or funding the origination of such Loans. Nothing contained in this Agreement shall constitute Purchaser and Seller as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, shall be construed to impose any liability as such on Purchaser or Seller, or shall constitute a general or limited agency or be deemed to confer on Purchaser or Seller, or any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

9	Preparation of Agreement. Purchaser and Seller each acknowledge that each party to this Agreement has been represented by counsel in connection with preparation and negotiation of this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted the Agreement shall have no application and any such right is expressly waived.

10	Broker’s-Finder’s Fee. Neither Purchaser nor Seller shall be obligated to pay any fee, expense or other remuneration to or in connection with the broker or finder engaged, directly or indirectly in connection with the transaction contemplated by this Agreement, and any such fee, expense or remuneration shall be the responsibility of the party who engaged the services.

11	Miscellaneous.

11.1	Each party to this Agreement shall be responsible for any and all costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by such party in connection with the preparation and execution of this Agreement and in connection with the transactions contemplated hereby.

11.2	This Agreement constitutes the complete agreement of the parties hereto with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements, or representations of every nature, whatsoever with respect thereto, all of which have become merged and finally integrated into this Agreement.

11.3	The terms of this Agreement shall be binding upon and shall inure to the benefit of Seller, Purchaser, and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

11.4	This Agreement will be deemed to have been made, delivered and accepted in Denver Colorado and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Colorado, without regard to conflicts of law principles, and the parties hereto irrevocably submit to the jurisdiction of the courts situated in the City of Denver, both state and federal, to resolve any dispute hereunder.

11.5	The parties hereto each waive any right to trial by jury in any action or proceeding relating to this Agreement or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

11.6	This Agreement, including all attached exhibits, contains the complete agreement of Purchaser and Seller regarding the subject matter of this Agreement, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument creates only the relationship of buyer and seller between Purchaser and Seller as to the Loan Documents, and nothing in this Agreement shall in any way be construed to impose upon either Purchaser or Seller any obligations or restrictions not expressly set forth in this Agreement.

11.7	This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Facsimile or PDF signatures hereto shall be deemed originals and binding upon such executing party.

11.8	All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by email, or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To Seller:	SUNFLOWER BANK, N.A. 3025 Cortland Circle Salina, KS 67401 Attn: Kevin Krebaum Email: ***

To Purchaser:	STADCO NEW ACQUISITION, LLC One Bella Drive Westminster, Massachusetts 01473 Email: ***

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by fax or email means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

11.9	In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

11.10	The titles, captions, or headings of the sections herein are asserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

[EXECUTION ON THE FOLLOWING PAGE]

Executed under seal as of the Effective Date.

SELLER:

SUNFLOWER BANK, N.A.

By:	/s/ Kevin Krebaum
Name:	Kevin Krebaum
Title:	VP Special Assets Officer

PURCHASER:

STADCO NEW ACQUISITION, LLC

By:	/s/ Alexander Shen
Name:	Alexander Shen
Title:	CEO

Consented to:

BORROWER:

STADCO

By:	/s/ Douglas A. Paletz
Name:	Douglas A. Paletz
Title:	President and CEO

GUARANTORS:

STADCO ACQUISITION, LLC

By:	/s/ Babak Parsi
Name:	Babak Parsi
Title:	Managing Director

STADCO MEXICO, INC.

By:	/s/ Babak Parsi
Name:	Babak Parsi
Title:	Officer

SCHEDULE I

LOAN DOCUMENTS

Between STADCO, a California corporation, STADCO ACQUISITION, LLC, a California limited liability company and STADCO MEXICO, INC., Delaware corporation and SUNFLOWER BANK, N.A. In the Original Principal Amount of $12,500,000, each dated as December 7, 2018.

Credit Documents:

Loan and Security Agreement and

Term Note

Revolving Note

Security Documents:

Guarantee Agreement

Pledge Agreement

Other Documents:

Preferred Equity Subordination Agreement

Stock Power (Borrower)

Stock Power (Parent)

SCHEDULE II

SELLER’S CLOSING DOCUMENTS

(Attached)

ALLONGE

This Allonge, dated [June] [__], 2021, is attached to and made a part of that certain [Term Note][Revolving Note]1 in the original principal amount of $[______] dated as of December 7, 2018, made by STADCO, a California corporation, payable to the order of SUNFLOWER BANK, N.A., or order for the purpose of annexing thereto the following endorsement:

Pay to the order of STADCO NEW ACQUISITION, LLC, a Delaware limited liability company without recourse, representation or warranty, express or implied, except as expressly set forth in Section 5 of the Amended and Restated Loan Purchase and Sale Agreement between SUNFLOWER BANK, N.A. and STADCO NEW ACQUISITION, LLC, a Delaware limited liability company dated April 23, 2021.

SUNFLOWER BANK, N.A.

By:
Name:
Title:

1 Purchaser to receive an Allonge for Revolving Note and Term Note.

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of [June] [__], 2021 and is entered into by and between SUNFLOWER BANK, N.A. (“Assignor”) and STADCO NEW ACQUISITION, LLC, a Delaware limited liability company (“Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Amended and Restated Loan Purchase and Sale Agreement dated as of April 23, 2021 by and between Assignor and Assignee (the “Purchase Agreement”) or that certain Loan and Security Agreement dated as of December 7, 2018 by and between Assignor, as Lender, STADCO, a California corporation, STADCO ACQUISITION, LLC, a California limited liability company and STADCO MEXICO, INC., Delaware corporation (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by Assignee.

For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Purchase Agreement and the Credit Agreement, as of the Effective Date (i) all of Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (as set forth on Schedule 1 attached hereto) to the extent related to such outstanding rights and obligations of the Assignor under the Credit Agreement and Loan Documents, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above. The sale and assignment is without recourse to Assignor and, except as expressly provided in the Purchase Agreement and this Assignment and Assumption, without representation or warranty by Assignor.

[Page break]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
SUNFLOWER BANK, N.A.

By:
Name:
Title:

ASSIGNEE
STADCO NEW ACQUISITION, LLC

By:
Name:
Title:

Consented to:

STADCO

By:
Name:
Title:

SCHEDULE I

LOAN DOCUMENTS

Between STADCO, a California corporation, STADCO ACQUISITION, LLC, a California limited liability company and STADCO MEXICO, INC., Delaware corporation and SUNFLOWER BANK, N.A. In the Original Principal Amount of $12,500,000, each dated as December 7, 2018.

Credit Documents:

Loan and Security Agreement and

Term Note

Revolving Note

Security Documents:

Guarantee Agreement

Pledge Agreement

Other Documents:

Preferred Equity Subordination Agreement

Stock Power (Borrower)

Stock Power (Parent)